Exhibit (a)(1)(D)

INSTRUCTIONS TO NOTICE OF WITHDRAWAL OF ELECTION FORM

If you previously elected to accept the offer by Societal CDMO, Inc. (“Societal CDMO”) to exchange some or all of your outstanding Eligible Options for New Restricted Stock Units, subject to the terms and conditions of the Offer to Exchange Eligible Options for New Restricted Stock Units, dated June 1, 2022 (the “Exchange Offer”), and you would like to change your election and withdraw the tender of any of your Eligible Options for exchange, you must complete and sign this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”) and return it to Societal CDMO before 5:00 p.m., Eastern Time, on Friday, July 1, 2022. Once you have completed and signed this Notice of Withdrawal, please return it to Societal CDMO by the following means:

Return via email (by PDF or similar imaged document file) to: optionexchange@societalcdmo.com

Your tendered Eligible Options will not be considered withdrawn from the Exchange Offer until we receive your properly completed and signed Notice of Withdrawal. If you miss the deadline to submit the Notice of Withdrawal but remain an Eligible Employee, any previously tendered Eligible Options will be cancelled pursuant to the Exchange Offer in exchange for the grant of New RSUs. You must sign the Notice of Withdrawal using the same name that appears on the Election Form you previously submitted. If your signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity for you, the signer’s full title and proper evidence of the authority of that person to act in that capacity must be identified on this Notice of Withdrawal.

You should receive a confirmation of receipt within three (3) business days after submitting your Notice of Withdrawal. If you have not received a confirmation of receipt before less than three (3) business days before Friday, July 1, 2022, please contact us promptly via email at optionexchange@societalcdmo.com to confirm that we received your Notice of Withdrawal.

DO NOT COMPLETE AND RETURN THIS NOTICE OF WITHDRAWAL UNLESS YOU WISH TO WITHDRAW A PREVIOUS TENDER OF ELIGIBLE OPTIONS FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER.

SOCIETAL CDMO, INC.

1 E. UWCHLAN AVE, SUITE 112

EXTON, PENNSYLVANIA 19341

NOTICE OF WITHDRAWAL OF ELECTION FORM

Return via email (by PDF or similar imaged document file) to: optionexchange@societalcdmo.com

I previously received from Societal CDMO the Offer to Exchange Eligible Options for New Restricted Stock Units, dated June 1, 2022, and the Election Form. I signed and returned the Election Form, in which I elected to tender some or all of my Eligible Options in exchange for New RSUs. By submitting this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”), I am revoking that election and hereby withdraw from the Exchange Offer with respect to the Eligible Option listed below:

Eligible Option Grant Number	XXXX

Eligible Option Grant Date	XXXX

Eligible Option Grant Type	XXXX

Eligible Option Exercise Price	$X.XX

Eligible Shares	XXXX

New RSU Exchange Ratio	XX to 1

New RSUs	XXXX

*

RSUs will vest and become exercisable in two equal annual installments following the New RSU Grant Date, subject to the Eligible Employee’s continuous service with Societal CDMO and other relevant terms and conditions of the 2018 Plan.

I understand that, by signing this Notice of Withdrawal and delivering it to Societal CDMO, I withdraw my acceptance of the Exchange Offer with respect to the Eligible Option listed above. By rejecting the Exchange Offer with respect to the Eligible Option listed above, I understand that such Eligible Option will not be cancelled in exchange for the grant of New RSUs, and I will retain the Eligible Option subject to their existing exercise price, term, vesting schedule and other terms and conditions. I agree that Societal CDMO has made no representations or warranties to me regarding my rejection of the Exchange Offer. The withdrawal of the Eligible Option listed above is at my sole and exclusive discretion. I agree that Societal CDMO will not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to withdraw the Eligible Option listed above.

By signing below, I hereby revoke my prior election to tender the Eligible Option listed above.

(Signature)

(Date)